Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Omega Healthcare Investors, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.10 per share	Rule 456(b) and 457(r)	10,000,000	$30.77(1)	$307,700,000	$147.60 per $1,000,000	$45,416.52
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.10 per share	416(a)(6)	4,152,369(2)	-	$126,356,588.67	-	$14,644.73(2)	S-3	333-215424	January 4, 2017	$14,644.73(2)
	Total Offering Amounts					$434,056,588.67		$45,416.52
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$45,416.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.10 per share (“Common Stock”) of Omega Healthcare Investors, Inc. (the “Registrant”) being registered hereunder shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction.
(2)	Pursuant to Securities Act Rule 457(c) and (h), the maximum offering price, per share and in the aggregate, was calculated upon the basis of the average of the high and low prices of the Common Stock of the Registrant on March 8, 2024, as reported on the New York Stock Exchange.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement includes 4,152,369 unsold shares of Common Stock previously registered on Registration Statement No. 333-215424 dated January 4, 2017 (the “2017 Registration Statement”), as superseded by a prospectus supplement dated January 2, 2020, an accompanying prospectus dated August 31, 2018 and the Registration Statement on Form S-3 (Registration No. 333-227148) filed on August 31, 2018, as superseded by a prospectus supplement dated August 5, 2021, an accompanying prospectus dated May 13, 2021 and the Registration Statement on Form S-3 (Registration No. 333-256084) filed on May 13, 2021. In connection with the registration of the unsold shares of Common Stock on the 2017 Registration Statement, the Registrant paid registration fees of $61,719.65, which will continue to be applied to such unsold shares of Common Stock.